Exhibit 99.1
______________________________________________________________________________










                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 11-K

                            ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                    Securities Exchange Act of 1934


                For the Plan Year Ended December 31, 1995



                    AMERICAN PRESIDENT COMPANIES, LTD.
                            SMART PLAN
                      (Full Title of the Plan)



                            APL LIMTED
         (Name  of Issuer of the Securities Held Pursuant to  the Plan)

                           1111 Broadway
                       Oakland, California 94607
                  (Address of Principal Executive Office)















______________________________________________________________________________

                        TABLE OF CONTENTS


                                                          Page
                                                         _____

     Report of Independent Public Accountants              6

     Statement of Net Assets Available for Benefits        7

      Statement  of Changes in Net Assets Available for
      Benefits                                             8

     Notes to Financial Statements                         9

     Exhibits:
      10.1 Copy of the American President Companies, Ltd.* SMART Plan as amended and restated, effective as of January 1, 1993, filed as Exhibit 10.12
             to the Company Form SE    (File  No. 1-8544),
             dated March 24, 1993.

      23.1   Consent of Independent Public Accountants    18



    * Incorporated by Reference

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
 APL Limited:



We have audited the accompanying statement of net assets available for benefits of the American President Companies, Ltd. SMART Plan (the "Plan") as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/  Arthur Andersen LLP
Arthur Andersen LLP
San Francisco, California
May 7,1996

                    American President Companies, Ltd.
                             SMART Plan
               Statement of Net Assets Available for Benefits



                                         As of December 31,

                                 _________________________________

                                       1995              1994
                                     ________          ________
ASSETS

Investment in Master Trust,
 at Fair Value                   $182,117,387      $141,632,620

Receivables from American President
 Companies, Ltd.:
   Employer Contribution                   10               232
   Employee Contribution                  288             1,128

                                 ____________      ____________

TOTAL ASSETS                      182,117,685       141,633,980
                                 ____________      ____________

LIABILITIES                             (817)             -
                                 ____________      ____________

NET ASSETS AVAILABLE
 FOR BENEFITS                    $182,116,868      $141,633,980
                                 ============      ============



       The  accompanying  notes are an  integral  part  of  these statements.

                    American President Companies, Ltd.
                             SMART Plan
            Statement  of  Changes in Net  Assets  Available  for Benefits


                                For the Year Ended December 31,
                                _______________________________

                                         1995
                                      ____________
ADDITIONS:

 Contributions:
   Employer                         $  6,078,032
   Participants                        9,627,113

 Net Investment Gain from
    Master Trust                      33,152,509
                                     ____________

   TOTAL ADDITIONS                    48,857,654


DEDUCTIONS:

 Benefits paid to Participants         8,348,968

 Administrative Expenses                  25,798
                                      ____________

   TOTAL DEDUCTIONS                    8,374,766
                                     ____________

NET INCREASE                          40,482,888

Net Assets Available for Benefits:
 Beginning of Year                   141,633,980
                                     ____________


 End of Year                        $182,116,868
                                    ============



      The  accompanying  notes  are an  integral  part  of  these statements.

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

1. PLAN DESCRIPTION

The following description of the Plan is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

General

The American President Companies, Ltd. SMART Plan (the "Plan"), formerly known as the American President Companies, Ltd. Profit-Sharing Thrift Plan, is a defined contribution plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to qualify as a profit-sharing plan under section 401(a) of the Internal Revenue Code (the "Code") and contains a salary deferral arrangement intended to qualify under section 401(k) of the Code.

Administration

The Plan is administered by the Benefits Committee appointed by the Board of Directors of APL Limited (previously known as American President Companies, Ltd) (the "company").

Trustee

The Plan trustee is Fidelity Management Trust Company.

Participation

All employees of the participating companies are eligible to participate in the Plan, except employees covered by a collective bargaining agreement, individuals employed outside the U.S. and not on the U.S. payroll, employees classified by the company as a driver, driver-trainer or temporary employee, and employees designated by the company as not eligible to participate.

A participant terminating employment may not make further contributions to the Plan, but may elect immediate distribution or deferral of distribution of benefits to a future period. Undistributed benefits credited to the participant's account continue to share in the gains and losses of the respective investment funds.

Contribution Determination

Participants may contribute salary deferrals to the Plan in one percent increments up to 12% of their earnings, exclusive of overtime pay, premiums and bonuses. However, these salary deferrals may not exceed $9,240 in 1995. Participants may make after-tax contributions, provided that the total of salary deferrals and after-tax contributions does not exceed 16% of earnings. Employee contributions are matched 100% by the participating companies up to a maximum of 6% of the participant's earnings. New employees are eligible for company matching contributions on the first day of the payroll period which commences on or after the completion of six months' service. A participant's earnings covered by the Plan is limited to $150,000 in 1995. The companies may make discretionary contributions, as determined by the company's Board of Directors, which are then allocated proportionately to each participant. There were no discretionary contributions during the year ended December 31, 1995.

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

1. PLAN DESCRIPTION (continued)

Vesting

Employee  contributions are immediately  vested.   New  employees
vest in the company's contributions ratably over five years of service.

Investment Options

The Plan provides for eleven investment funds which are maintained in a master trust (the "Master Trust"): the U.S. Bond Index Portfolio, the U.S. Equity Index Portfolio, the Retirement Money Market Portfolio, the Growth and Income Portfolio, the Magellan Fund, the International Growth and Income Fund, the Asset Manager Fund, the Asset Manager Growth Fund, the Asset Manager Income Fund, the APC Stock Fund and a Loan Fund. At the direction of the Benefits Committee, the Loan Fund is managed by the company and the trustee, the APC Stock Fund is managed by the trustee and the remaining nine funds are managed by the Fidelity Management & Research Company ("Fidelity"), an affiliate of the trustee. No sales charge is levied on the funds managed by Fidelity, however, an annual fee is charged by Fidelity to cover the operating expenses of each fund, including the investment advisory fee. This fee is deducted from the investment return of the fund.

The U.S. Bond Index Portfolio seeks to provide investment results that correspond to the aggregate price and interest performance of the debt securities in the Shearson Lehman Aggregate Bond Index. However, the performance of this fund and the performance of the index may be significantly different. The securities purchased by this fund include U.S. Treasury obligations, U.S. agency obligations, foreign obligations, investment-grade U.S. corporate debt and mortgage-backed obligations. While weighted toward intermediate maturities, the fund can hold debt instruments with long maturities. The fund earns interest daily, and the interest is posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase more shares in the fund.

The U.S. Equity Index Portfolio has the goal of replicating the total return provided by the stocks included in the Standard & Poor's Daily Stock Price Index of 500 Common Stocks (the "S&P 500"). The fund buys and holds virtually all of the 500 stocks contained in the S&P 500 weighted in the same manner. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund.

The Retirement Money Market Portfolio invests in high-quality money market instruments of domestic and foreign issuers which are denominated in U.S. dollars. Such instruments are short-term obligations and range from U.S. Government securities to prime commercial paper issued by private borrowers. The fund seeks to obtain as high a level of current income as possible, given its principal objective of preserving capital and maintaining a share value of $1.00. Interest income is earned daily and posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase additional shares in the fund.

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

1. PLAN DESCRIPTION (continued)

The Growth and Income Portfolio invests in a combination of common stocks, preferred stocks, convertible securities and fixed-
income  instruments of all types and quality  levels.   It  seeks
both long-term growth through capital appreciation and current income through dividends and interest. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total
distribution  of  the  account.   The  quarterly  dividends   are
reinvested to purchase additional shares in the fund.

The Magellan Fund seeks capital appreciation by maintaining a portfolio primarily invested in common stocks and securities convertible into common stocks. Up to 20% of this fund may also be invested in debt securities of all types and quality levels issued by domestic and foreign issuers. The fund is relatively aggressive in pursuing growth. Dividends are declared and posted to the participant's account in May and December of each calendar year. The undistributed semi-annual dividends are reinvested to purchase additional shares in the fund.

The International Growth and Income Fund seeks capital growth and current income by investing principally in foreign securities. It invests a majority of the fund's assets in equity securities selected generally for growth potential with at least 25% of the fund's total assets in debt securities of any quality and in repurchase agreements. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total distribution of the account. The quarterly dividends are reinvested to purchase additional shares in the fund.

The  Asset  Manager series is a family of asset allocation  funds
offering  three distinct  approaches to  diversified   investment
through varying mixes of common stocks, mid and long-term bonds and short-term instruments anywhere in the world.

   Asset Manager has a more balanced approach and seeks high total return with reduced risk over the long term by using a more balanced mix of stocks, bonds and short-term instruments. Foreign investments represented 18% of the fund. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund.

   Asset Manager Growth is the most aggressive fund in the family seeking to maximize total return through investments in stocks, bonds and short-term instruments. Common stocks made up approximately 70% of the fund with foreign investments totaling 31%. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund.

   Asset Manager Income is the most conservative fund of the series because of its emphasis on income and short-term instruments which totaled 36% of the fund. Foreign investments totaled 8% of the fund. The fund earns dividends daily, and the dividends are posted to the participant's account at the end of each calendar month or at the time of total distribution of

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

1. PLAN DESCRIPTION (continued)

   the  account.   The undistributed dividends are reinvested  to
   purchase more shares in the fund.

Through September 1995, the APL Limited Stock Fund consisted entirely of shares of the company's Common Stock ("Common Stock"). Effective October, 1995 the APL Limited Stock Fund became unitized. The participant's account will consist of units instead of shares of stock. The fund holds APL Limited Stock and a small amount of short-term securities, such as money market instruments.

The Loan Fund is invested solely in promissory notes executed by participants. A participant may borrow from his or her account up to the lesser of $50,000 or 50% of the participant's vested interest. The outstanding balance of all prior loans under the Plan or any other plan maintained by the company or its affiliates reduces the amount available for future loans. Moreover, the $50,000 limit is reduced by the amount of any loan repayments made during the most recent 12 months. The minimum amount for any loan is $1,000 and the minimum monthly loan repayment is $50. Loans bear interest at the prime rate of the Chase Manhattan Bank, N.A. and must be repaid within five years, except for loans used to acquire a principal residence which must be repaid within 15 years. All loans, regardless of term, become due and payable as soon as the participant's employment terminates. A new loan set-up fee of $35 and a quarterly maintenance fee of $3.75 are charged against the accounts of the participants by Fidelity Institutional Retirement Services Company, the Plan's recordkeeper.

Forfeitures and Forfeiture Allocations

Forfeitures are used to reduce company matching contributions and to restore amounts previously forfeited by former employees rehired before the occurrence of a break of service of more than 60 consecutive months.

Funding

Employee contributions are made primarily through payroll deductions and are deposited with the trustee as soon as administratively possible after they are withheld. Company contributions are deposited as soon as reasonably practicable after the amount is determined.

Termination of the Plan

Although the company has no present intention to terminate the Plan, it may do so at any time. Upon termination of the Plan, each participant will be fully vested with respect to company contributions and forfeitures.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Financial statements of the Plan are prepared on the accrual basis of accounting, in accordance with generally accepted accounting principles.

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Valuation of Investments

Investments held by the Master Trust are carried at fair value based on quoted market prices as determined by the trustee. Interest income, dividend income, realized gains and losses on investment transactions and unrealized appreciation or depreciation in the Master Trust funds are allocated to each participant's account based on the amount of shares credited to the account on a daily basis, according to the investment mix elected by the participant, and are recorded as net investment gain from Master Trust.

Participant loans are carried at book value which approximates fair value.

Benefits are recorded when paid.

3. INVESTMENT IN MASTER TRUST

Effective April 1, 1990, Fidelity Management Trust Company entered into a trust agreement with the company to serve as the trustee of the Plan.

The trust agreement allows benefit plans of subsidiaries to participate in the Master Trust. Income from each investment fund allocated to each plan represents the aggregate of the investment income of the fund allocated to all participants in that plan.

The Plan's interest in the Master Trust is stated at fair value based on the Plan's prorated interest in the Master Trust. All investments are stated at fair value based upon published market quotations. The assets of the Master Trust are allocated to the individual participating plans based upon the relative value of assets contributed to the Master Trust. Interest income, dividends, investment fees, and gains and losses (both realized and unrealized) of the Master Trust are allocated to the individual participating plans based upon their relative fair values.

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

3.   INVESTMENT IN MASTER TRUST (continued)

The following is a summary of the Plan's investment in the Master
Trust:


                       American President    American President
                      Companies,Ltd. SMART      Profit-Sharing        Total
                            Plan                    Plan            Master Trust
                      __________________________________________________________

Plan Investment in the
 Master Trust at
 December 31, 1995        $182,117,387            $203,741          $182,321,128
                          ============           ==========         ============

Percentage of Total           99.9%                0.1%                 100%
                          ============           ==========         ============

Plan Investment in the
 Master Trust at
 December 31, 1994        $141,632,620          $2,768,995          $144,401,615
                          ============          ==========          ============

Percentage of Total             98%                 2%                  100%
                          ============          ==========          ============

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

3. INVESTMENT IN MASTER TRUST (continued)

The following are summary financial statements of the Master Trust:

Statement of Net Assets of the Master Trust
December 31, 1995

                                      Fidelity Funds
                     __________________________________________________________________________
                     U.S. Bond   U.S. Equity  Retirement    Growth                     Int'l
                       Index       Index     Money Market    and Income   Magellan    Growth &
                     Portfolio   Portfolio    Portfolio    Portfolio        Fund        Income
Investments at Fair Value:
 Common Stock
 Investments in Stock and
  Bond Mutual Funds $9,500,305   $33,776,506               $36,299,736  $40,789,279 $3,463,801
 Money Market Fund                           $36,200,035
 Loans to Participants
                    __________   ___________ ___________   ___________  ___________ ___________

Total Investments    9,500,305    33,776,506  36,200,035    36,299,736   40,789,279  3,463,801

Liabilities               -             -           -             -            -          -
                     __________  ___________ ___________  ___________   ___________ ___________
Net Assets at
 December 31, 1995   $9,500,305   $33,776,506 $36,200,035   $36,299,736  $40,789,279 $3,463,801
                     ==========  =========== ===========   ===========  =========== ===========


Statement of Net Assets of the Master Trust
December 31, 1995

                              Fidelity Funds
                     _________________________________
                                    Asset     Asset     APL Limited
                         Asset     Manager   Manager      Stock          Loan
                        Manager     Growth    Income       Fund          Fund        Total
Investments at Fair Value:
 Common Stock                                           $9,133,399             $  9,133,399
 Investments in Stock and
  Bond Mutual Funds  $1,956,695 $2,425,219  $726,051                            128,937,592
 Money Market Fund                                                               36,200,035
 Loans to Participants                                              $8,050,102    8,050,102
                     __________ __________ _________    __________  __________ ___________

Total Investments     1,956,695  2,425,219   726,051     9,133,399   8,050,102  182,321,128

Liabilities                -          -         -             -           -            -
                     __________ __________ _________    __________  __________ ___________
Net Assets at
 December 31, 1995   $1,956,695 $2,425,219  $726,051    $9,133,399  $8,050,102 $182,321,128
                     ========== ========== =========    ==========  ========== ============

Statement of Net Assets of the Master Trust
December 31, 1994

                                         Fidelity Funds
                         _______________________________________________________________________________________
                         U.S. Bond  U.S. Equity Retirement   Growth                      Int'l
                           Index      Index    Money Market and Income     Magellan    Growth &
                         Portfolio   Portfolio  Portfolio   Portfolio       Fund        Income
Investments at Fair Value:
 Common Stock
 Investments in Stock and
  Bond Mutual Funds     $7,266,519  $24,505,252             $24,638,706  $28,830,549  $2,679,115
 Money Market Mutual Fund                       $33,323,975
 Loans to Participants
                        __________  ___________ ___________ ___________  ___________  ___________

Total Investments        7,266,519   24,505,252  33,323,975  24,638,706   28,830,549   2,679,115

Liabilities                   -            -           -           -            -           -
                        __________   ___________ ___________ ___________  ___________ ___________
Net Assets at
 December 31, 1994     $7,266,519   $24,505,252 $33,323,975  $24,638,706 $28,830,549  $  $2,679,115
                       ==========   =========== ===========  =========== ===========  ===========




Statement of Net Assets of the Master Trust
December 31, 1994

                            Fidelity Funds
                    ________________________________
                                  Asset    Asset      APL Limited
                        Asset     Manager  Manager       Stock         Loan
                      Manager     Growth    Income        Fund         Fund         Total
Investments at Fair Value:
 Common Stock                                          $10,431,852              $10,431,852
 Investments in Stock and
  Bond Mutual Funds  $1,778,098  $2,109,533  $299,876                            92,107,648
 Money Market Mutual Fund                                                        33,323,975
 Loans to Participants                                              $8,538,140    8,538,140
                     __________  __________  _________ ___________  __________  ___________

Total Investments     1,778,098   2,109,533   299,876   10,431,852   8,538,140  144,401,615

Liabilities                -           -         -            -           -            -
                     __________  __________  _________ ___________  __________  ___________
Net Assets at
 December 31, 1994   $1,778,098  $2,109,533 $299,876   $10,431,852  $8,538,140 $144,401,615
                     ==========  ========== =========  ===========  ========== ============

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

3. INVESTMENT IN MASTER TRUST (continued)

Statement of Changes in Net Assets of the Master Trust for the Years Ended December 31, 1995

                                        Fidelity Funds
                     ___________________________________________________________________

                      U.S. Bond  U.S. Equity Retirement      Growth                     Int'l
                        Index      Index     Money Market   and Income   Magellan    Growth &
                      Portfolio   Portfolio  Portfolio      Portfolio       Fund      Income

Net Assets at
 December 31, 1994   $7,266,519  $24,505,252  $33,323,975  $24,638,706  $28,830,549  $2,679,115

Realized Gains          (26,500)     723,599                   453,838    1,184,183     (23,323)
Unrealized Appreciation 778,622    7,564,191                 6,910,944    7,105,662     261,945
Dividend Income                      836,351                 1,737,931    2,353,996     108,770
Interest Income         588,805                 2,014,248
Receipts from Plans     929,425    1,795,624    3,060,594    3,238,882    4,124,370     555,539
Distributions to Plans (466,948)  (1,607,028)  (3,297,881)  (1,276,374)  (2,358,042)   (162,801)
Asset Transfer         (115,239)    (160,109)  (1,075,557)    (117,885)    (206,187)     (4,140)
Administrative
Interfund Transfers     559,570      (61,878)   1,966,876      649,035     (465,168)    (46,235)
Loans to Participants  (189,556)    (309,938)    (749,938)    (615,940)    (751,733)    (31,003)
Loan Paybacks           175,607      490,442      957,718      680,599      971,649     125,934
                  ______________________________________________________________________________

Net Change            2,233,786    9,271,254    2,876,060   11,661,030   11,958,730     784,686

                  ______________________________________________________________________________

Net Assets at
 December 31, 1995   $9,500,305  $33,776,506  $36,200,035  $36,299,736  $40,789,279  $3,463,801
                  ==============================================================================

Statement of Changes in Net Assets of the Master Trust for the Years Ended December 31, 1995

                               Fidelity Funds
                     __________________________________
                                    Asset       Asset   APL Limited
                        Asset       Manager     Manager    Stock        Loan
                       Manager       Growth     Income     Fund         Fund          Total

Net Assets at
 December 31, 1994     $1,778,098  $2,109,533  $299,876  $10,431,852  $8,538,140  $144,401,615

Realized Gains            (33,151)    (24,538)    4,113      777,625                 3,035,846
Unrealized Appreciation   259,672     399,557    42,207   (1,425,784)               21,897,016
Dividend Income            54,166      36,541    24,289      129,205                 5,281,249
Interest Income                                                          546,070     3,149,123
Receipts from Plans       231,466     367,141   157,693    1,752,775                16,213,509
Distributions to Plans    (54,475)   (107,786)   (6,535)    (597,878)               (9,935,748)
Asset Transfer             (2,756)     (1,327)   (2,827)      (7,376)               (1,693,403)
Administrative Expenses                                                  (28,079)      (28,079)
Interfund Transfers      (308,050)   (364,102)  226,881   (2,156,929)                        0
Loans to Participants     (20,264)    (47,984)  (37,592)    (240,994)  2,994,942             0
Loan Paybacks              51,989      58,184    17,946      470,903  (4,000,971)            0
                      ________________________________________________________________________

Net Change                178,597     315,686   426,175   (1,298,453)   (488,038)   37,919,513

                      ________________________________________________________________________

Net Assets at
 December 31, 1995     $1,956,695  $2,425,219  $726,051   $9,133,399  $8,050,102  $182,321,128
                      ========================================================================

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

The APL Limited Stock Fund is provided by the Plan for the purpose of allowing participants to invest in the company's Common Stock. All transactions involving Common Stock are reflected in this fund. The nine mutual funds offered as investment options are managed by Fidelity Management & Research Company.

Commissions and mutual fund expenses, including investment advisor fees paid by the individual mutual funds to Fidelity, are deducted from the investment return of the Funds. An initial set-up fee and quarterly maintenance fee are charged against the accounts of the participants for loans processed by Fidelity. All other trustee fees and related charges have been paid by the company.

5. INCOME TAX STATUS

The Internal Revenue Service has determined and informed the company by a letter dated January 16, 1996, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6. TRANSFER OF ASSETS FROM THE PROFIT-SHARING PLAN

The company adopted an amendment to terminate a related plan (American President Profit-Sharing Plan) as of June 3, 1995 following the sale of American President Trucking Company, Ltd. assets to Burlington Motor Carriers, Inc. Prior to the termination of this plan, individuals who remained employed with an affiliate of the company transferred their account balances and became eligible participants of the SMART Plan. The SMART plan was also amended to include the transfer of remaining Profit-Sharing Plan participant accounts as of May 31, 1996. Transferred accounts will be treated in accordance with the SMART Plan's provision concerning unclaimed benefits.